NEWS RELEASE

FOR IMMEDIATE RELEASE

April 28, 2014

CAPITOL FEDERAL FINANCIAL, INC.
REPORTS SECOND QUARTER FISCAL YEAR 2014 RESULTS

Topeka, KS - Capitol Federal® Financial, Inc. (NASDAQ: CFFN) (the “Company”) announced results today for the quarter ended March 31, 2014.  Detailed results will be available in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which will be filed with the Securities and Exchange Commission (“SEC”) on or about May 5, 2014 and posted on our website, http://ir.capfed.com.  For best viewing results, please view this release in Portable Document Format (PDF) on our website.

Highlights for the quarter include:

•	net income of $19.7 million,
•	basic and diluted earnings per share of $0.14,
•	net interest margin of 2.07%, and
•	repurchased 4,191,195 shares of common stock at an average price of $11.97 per share.

Comparison of Operating Results for the Three Months Ended March 31, 2014 and December 31, 2013

Net income increased $1.9 million, or 10.5%, from $17.8 million for the quarter ended December 31, 2013 to $19.7 million for the quarter ended March 31, 2014.  The increase in net income was due primarily to a decrease in interest expense on Federal Home Loan Bank (“FHLB”) borrowings.  The net interest margin increased nine basis points, from 1.98% for the prior quarter, to 2.07% for the current quarter.  The increase in the net interest margin was largely a result of the partial renewal of a maturing FHLB advance at a lower market rate.

Interest and Dividend Income

The weighted average yield on total interest-earning assets increased two basis points from the prior quarter to 3.25% for the current quarter while the average balance of interest-earning assets decreased $103.2 million between the two periods.  The following table presents the components of interest and dividend income for the time periods presented, along with the change measured in dollars and percent. The decrease in interest income on mortgage-backed securities (“MBS”) and investment securities was due largely to a decrease in the average balance of each portfolio as cash flows not reinvested in the portfolios were used to pay dividends and repurchase Company stock, as well as to fund loan growth.  The increase in interest income on loans receivable was due to an increase in the average balance.

	For the Three Months Ended
	March 31,	December 31,	Change Expressed in:
	2014	2013	Dollars	Percent
	(Dollars in thousands)
INTEREST AND DIVIDEND INCOME:
Loans receivable	$57,117	$56,948	$169	0.3%
MBS	11,597	11,962	(365)	(3.1)
Investment securities	1,869	2,066	(197)	(9.5)
Capital stock of FHLB	1,229	1,196	33	2.8
Cash and cash equivalents	45	62	(17)	(27.4)
Total interest and dividend income	$71,857	$72,234	$(377)	(0.5)

The increase in interest income on loans receivable was due to a $44.4 million increase in the average balance of the portfolio, partially offset by a one basis point decrease in the weighted average yield of the portfolio to 3.78% for the current quarter.  Included in interest income on loans receivable for the current quarter was $67 thousand related to the net amortization of premiums/deferred costs and the accretion of discounts/unearned loan fees increasing the average yield of the portfolio by less than one basis point.  During the prior quarter, $47 thousand, net, was accreted and increased the average yield on the portfolio by less than one basis point.

The decrease in interest income on MBS and investment securities was due primarily to decreases in the average balances of the portfolios of $52.4 million and $66.6 million, respectively.  Included in interest income on MBS for the current quarter was $1.3 million from the net amortization of premiums and the accretion of discounts decreasing the average yield of the portfolio by 26 basis points.  During the prior quarter, $1.4 million of net premiums were amortized and decreased the average yield on the portfolio by 28 basis points.

Interest Expense

The weighted average rate paid on total interest-bearing liabilities decreased seven basis points from the prior quarter to 1.42% for the current quarter, and the average balance of interest-bearing liabilities increased $7.7 million between the two periods.  The following table presents the components of interest expense for the time periods presented, along with the change measured in dollars and percent.

	For the Three Months Ended
	March 31,	December 31,	Change Expressed in:
	2014	2013	Dollars	Percent
	(Dollars in thousands)
INTEREST EXPENSE:
FHLB borrowings	$15,311	$16,863	$(1,552)	(9.2)%
Deposits	8,076	8,323	(247)	(3.0)
Repurchase agreements	2,743	2,803	(60)	(2.1)
Total interest expense	$26,130	$27,989	$(1,859)	(6.6)

The decrease in interest expense on FHLB borrowings was due primarily to a decrease in the weighted average rate paid on the portfolio.  In early February 2014, a $200.0 million FHLB advance with an effective rate of 5.01% matured and was partially replaced with a $150.0 million FHLB advance with a term of 84 months and a fixed-rate of 2.59%.

The decrease in interest expense on deposits was due primarily to a decrease in the weighted average rate paid on the retail certificate of deposit portfolio.  The weighted average rate paid on the retail certificate of deposit portfolio decreased three basis points, from 1.25% for the prior quarter to 1.22% for the current quarter.

Provision for Credit Losses

Capitol Federal Savings Bank (the “Bank”) recorded a provision for credit losses during the current quarter of $160 thousand compared to  a provision for credit losses during the prior quarter of $515 thousand.  The $160 thousand provision for credit losses in the current quarter takes into account net charge-offs of $112 thousand and loan growth during the current quarter.

Non-Interest Income

The following table presents the components of non-interest income for the time periods presented, along with the change measured in dollars and percent.

	For the Three Months Ended
	March 31,	December 31,	Change Expressed in:
	2014	2013	Dollars	Percent
	(Dollars in thousands)
NON-INTEREST INCOME:
Retail fees and charges	$3,454	$3,810	$(356)	(9.3)%
Insurance commissions	1,204	558	646	115.8
Loan fees	404	450	(46)	(10.2)
Income from bank-owned life insurance (“BOLI”)	330	338	(8)	(2.4)
Other non-interest income	335	344	(9)	(2.6)
Total non-interest income	$5,727	$5,500	$227	4.1

The increase in insurance commissions was due largely to the receipt of annual commissions from certain insurance providers as a result of favorable claims experience during the prior year.  The decrease in retail fees and charges was due primarily to a decrease in debit card income, due in part to seasonality, and a decrease in service charges earned.

Non-Interest Expense

The following table presents the components of non-interest expense for the time periods presented, along with the change measured in dollars and percent.

	For the Three Months Ended
	March 31,	December 31,	Change Expressed in:
	2014	2013	Dollars	Percent
	(Dollars in thousands)
NON-INTEREST EXPENSE:
Salaries and employee benefits	$10,724	$10,726	$(2)	(0.0)%
Occupancy	2,634	2,549	85	3.3
Information technology and communications	2,320	2,292	28	1.2
Regulatory and outside services	1,157	1,396	(239)	(17.1)
Deposit and loan transaction costs	1,263	1,387	(124)	(8.9)
Federal insurance premium	1,103	1,083	20	1.8
Advertising and promotional	877	1,006	(129)	(12.8)
Other non-interest expense	1,750	2,348	(598)	(25.5)
Total non-interest expense	$21,828	$22,787	$(959)	(4.2)

The decrease in other non-interest expense was due primarily to a decrease in amortization expenses related to low-income housing partnerships.  The decrease in regulatory and outside services was due primarily to the timing of fees paid for external audit services.

The Company’s efficiency ratio was 42.42% for the current quarter compared to 45.81% for the prior quarter.  The decrease in the efficiency ratio was due primarily to a decrease in total non-interest expense and an increase in net interest income.  The efficiency ratio is a measure of a financial institution’s total non-interest expense as a percentage of the sum of net interest income (pre-provision for credit losses) and non-interest income.  A lower value indicates that the financial institution is generating revenue with a lower level of expense.

Income Tax Expense

Income tax expense was $9.8 million for the current quarter compared to $8.6 million for the prior quarter.  The increase in expense between periods was due primarily to an increase in pretax income.  The effective income tax rate for the current quarter was 33.2% compared to 32.6% for the prior quarter.

Comparison of Operating Results for the Six Months Ended March 31, 2014 and 2013

For the six month period ended March 31, 2014, the Company recognized net income of $37.5 million, compared to net income of $35.3 million for the six month period ended March 31, 2013.  The $2.2 million, or 6.3%, increase in net income was largely due to a $3.3 million decrease in non-interest expense, partially offset by a $485 thousand decrease in non-interest income and a  $442 thousand increase in provision for credit losses.  The net interest margin increased three basis points, from 1.99% for the prior year six month period to 2.02% for the current year six month period.  Decreases in the cost of funds and a shift in the mix of interest-earning assets from relatively lower yielding securities to higher yielding loans was enough to overcome the negative impact of decreasing asset yields.

Interest and Dividend Income

The weighted average yield on total interest-earning assets decreased 14 basis points from 3.38% for the prior year six month period to 3.24% for the current year six month period and the average balance of interest-earning assets decreased $142.1 million from the prior year six month period.  The following table presents the components of interest and dividend income for the time periods presented along with the change measured in dollars and percent.  The decrease in interest income on MBS and investment securities was due largely to a decrease in the average balance of each portfolio as cash flows not reinvested in the portfolios were used to fund loan growth, pay dividends, and repurchase Company stock.  The decrease in interest income on loans receivable was due to a decrease in the weighted average yield on the portfolio.

	For the Six Months Ended
	March 31,		Change Expressed in:
	2014	2013	Dollars	Percent
	(Dollars in thousands)
INTEREST AND DIVIDEND INCOME:
Loans receivable	$114,065	$115,403	$(1,338)	(1.2)%
MBS	23,559	29,629	(6,070)	(20.5)
Investment securities	3,935	5,322	(1,387)	(26.1)
Capital stock of FHLB	2,425	2,233	192	8.6
Cash and cash equivalents	107	69	38	55.1
Total interest and dividend income	$144,091	$152,656	$(8,565)	(5.6)

The weighted average yield on the loans receivable portfolio decreased 29 basis points, from 4.08% for the prior year six month period to 3.79% for the current year six month period.  The downward repricing of the loan portfolio largely resulted from loan originations and purchases at market rates less than the weighted average rate of the existing portfolio, along with a significant amount of adjustable-rate loans, refinances, and endorsements repricing to lower rates.  The decrease in interest income on loans receivable resulting from the decrease in average yield was partially offset by a $369.1 million increase in the average balance of the portfolio.  Included in interest income on loans receivable for the current year six month period was $114 thousand related to the net amortization of premiums/deferred costs and the accretion of discounts/unearned loan fees increasing the average yield of the portfolio by less than one basis point.  During the prior year six month period, $1.6 million, net, was accreted and increased the average yield on the portfolio by five basis points.

The average balance of the MBS portfolio decreased $355.7 million between the two periods and the average yield on the MBS portfolio decreased 16 basis points, from 2.55% during the prior year six month period to 2.39% for the current year six month period.  The decrease in the average yield was due primarily to the downward repricing of existing adjustable-rate MBS, as well as purchases of MBS between periods with yields less than the average yield on the existing portfolio.  Included in interest income on MBS for the current year six month period was $2.7 million from the net amortization of premiums and the accretion of discounts decreasing the average yield of the portfolio by 27 basis points.  During the prior year six month period, $4.2 million of net premiums were amortized and decreased the average yield on the portfolio by 36 basis points.

The decrease in interest income on investment securities was due primarily to a $179.4 million decrease in the average balance of the portfolio, along with a nine basis point decrease in the yield, from 1.22% during the prior year six month period, to 1.13% for the current year six month period.

Interest Expense

The weighted average rate paid on total interest-bearing liabilities decreased 22 basis points from 1.68% for the prior year six month period to 1.46% for the current year six month period, while the average balance of interest-bearing liabilities decreased $21.5 million from the prior year six month period.  The following table presents the components of interest expense for the time periods presented,

along with the change measured in dollars and percent.   The decrease in interest expense on FHLB borrowings and deposits was due primarily to a decrease in the weighted average rate paid on the portfolios, while the decrease in interest expense on repurchase agreements was due to both a decrease in the average balance and a decrease in the weighted average rate of the portfolio between the two periods.

	For the Six Months Ended
	March 31,		Change Expressed in:
	2014	2013	Dollars	Percent
	(Dollars in thousands)
INTEREST EXPENSE:
FHLB borrowings	$32,174	$36,537	$(4,363)	(11.9)%
Deposits	16,399	19,193	(2,794)	(14.6)
Repurchase agreements	5,546	6,976	(1,430)	(20.5)
Total interest expense	$54,119	$62,706	$(8,587)	(13.7)

The weighted average rate paid on the FHLB borrowings portfolio decreased 32 basis points, from 2.90% for the prior year six month period to 2.58% for the current year six month period.  The decrease in the average rate paid was primarily a result of maturities and renewals to lower market rates that occurred between periods.

The decrease in the weighted average rate paid on the deposit portfolio was due primarily to a decrease in the weighted average rate paid on the retail certificate of deposit portfolio.  The weighted average rate paid on the retail certificate of deposit portfolio decreased 20 basis points, from 1.44% for the prior year six month period to 1.24% for the current year six month period.

The decrease in interest expense on repurchase agreements was due to a $40.2 million decrease in the average balance between periods, as well as a 40 basis point decrease in the weighted average rate paid between periods, from 3.83% for the prior year six month period to 3.43% for the current year six month period.  The decrease in the average balance was due to the maturity of agreements between the two periods, some of which were replaced with FHLB borrowings.  The decrease in the average rate paid on repurchase agreements was due to maturities and a new agreement entered into between periods which had a rate less than the existing portfolio.

Provision for Credit Losses

The Bank recorded a provision for credit losses during the current year six month period of $675 thousand, compared to a $233 thousand provision for credit losses for the prior year six month period.  The $675 thousand provision for credit losses in the current year six month period takes into account net charge-offs of $530 thousand and loan growth.

Non-Interest Income

The following table presents the components of non-interest income for the years presented, along with the change measured in dollars and percent.

	For the Six Months Ended
	March 31,		Change Expressed in:
	2014	2013	Dollars	Percent
	(Dollars in thousands)
NON-INTEREST INCOME:
Retail fees and charges	$7,264	$7,513	$(249)	(3.3)%
Insurance commissions	1,762	1,550	212	13.7
Loan fees	854	885	(31)	(3.5)
Income from BOLI	668	743	(75)	(10.1)
Other non-interest income	679	1,021	(342)	(33.5)
Total non-interest income	$11,227	$11,712	$(485)	(4.1)

The decrease in other non-interest income was due primarily to a decrease in premium income from Capitol Federal Mortgage Reinsurance Company as it is no longer writing new business.  The decrease in retail fees and charges was due primarily to a decrease in service charges earned.  The increase in insurance commissions was due largely to an increase in annual commissions received from certain insurance providers as a result of favorable claims experience during the prior year.

Non-Interest Expense

The following table presents the components of non-interest expense for the time periods presented, along with the change measured in dollars and percent.

	For the Six Months Ended
	March 31,		Change Expressed in:
	2014	2013	Dollars	Percent
	(Dollars in thousands)
NON-INTEREST EXPENSE:
Salaries and employee benefits	$21,450	$24,336	$(2,886)	(11.9)%
Occupancy	5,183	4,709	474	10.1
Information technology and communications	4,612	4,430	182	4.1
Regulatory and outside services	2,553	3,055	(502)	(16.4)
Deposit and loan transaction costs	2,650	2,910	(260)	(8.9)
Federal insurance premium	2,186	2,230	(44)	(2.0)
Advertising and promotional	1,883	2,036	(153)	(7.5)
Other non-interest expense	4,098	4,252	(154)	(3.6)
Total non-interest expense	$44,615	$47,958	$(3,343)	(7.0)

The decrease in salaries and employee benefits was due primarily to a decrease in Employee Stock Ownership Plan (“ESOP”) related expenses resulting largely from the final allocation of ESOP shares acquired in our initial public offering (March 1999) being made at September 30, 2013.  In fiscal year 2014, the only ESOP shares to be allocated will be the shares acquired in the Company’s corporate reorganization in December 2010.  The decrease in regulatory and outside services was due largely to the timing of fees paid for our external audit.  The increase in occupancy expense was due largely to an increase in depreciation expense, which was primarily associated with the remodeling of our home office.

The Company’s efficiency ratio was 44.09% for the current year six month period compared to 47.17% for the prior year six month period.  The decrease in the efficiency ratio was due primarily to a decrease in total non-interest expense.

Income Tax Expense

Income tax expense was $18.4 million for the current year six month period compared to $18.2 million for the prior year six month period.  The effective tax rate for the current year six month period was 32.9% compared to 34.0% for the prior year six month period.  The decrease in the effective tax rate between periods was due largely to a lower amount of nondeductible ESOP related expenses due to the final ESOP allocation on September 30, 2013, as discussed in the non-interest expense section above, along with higher tax credits related to our low income housing partnerships.  Management anticipates the effective tax rate for fiscal year 2014 will be approximately 33% to 34%, based on fiscal year 2014 estimates as of March 31, 2014.

CAPITOL FEDERAL FINANCIAL, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2014	2013
INTEREST AND DIVIDEND INCOME:
Loans receivable	$57,117	$56,948	$114,065	$115,403
MBS	11,597	11,962	23,559	29,629
Investment securities	1,869	2,066	3,935	5,322
Capital stock of FHLB	1,229	1,196	2,425	2,233
Cash and cash equivalents	45	62	107	69
Total interest and dividend income	71,857	72,234	144,091	152,656

INTEREST EXPENSE:
FHLB borrowings	15,311	16,863	32,174	36,537
Deposits	8,076	8,323	16,399	19,193
Repurchase agreements	2,743	2,803	5,546	6,976
Total interest expense	26,130	27,989	54,119	62,706

NET INTEREST INCOME	45,727	44,245	89,972	89,950

PROVISION FOR CREDIT LOSSES	160	515	675	233
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	45,567	43,730	89,297	89,717

NON-INTEREST INCOME:
Retail fees and charges	3,454	3,810	7,264	7,513
Insurance commissions	1,204	558	1,762	1,550
Loan fees	404	450	854	885
Income from BOLI	330	338	668	743
Other non-interest income	335	344	679	1,021
Total non-interest income	5,727	5,500	11,227	11,712

NON-INTEREST EXPENSE:
Salaries and employee benefits	10,724	10,726	21,450	24,336
Occupancy	2,634	2,549	5,183	4,709
Information technology and communications	2,320	2,292	4,612	4,430
Regulatory and outside services	1,157	1,396	2,553	3,055
Deposit and loan transaction costs	1,263	1,387	2,650	2,910
Federal insurance premium	1,103	1,083	2,186	2,230
Advertising and promotional	877	1,006	1,883	2,036
Other non-interest expense	1,750	2,348	4,098	4,252
Total non-interest expense	21,828	22,787	44,615	47,958
INCOME BEFORE INCOME TAX EXPENSE	29,466	26,443	55,909	53,471
INCOME TAX EXPENSE	9,778	8,630	18,408	18,193
NET INCOME	$19,688	$17,813	$37,501	$35,278

The following is a reconciliation of the basic and diluted earnings per share calculations for the periods noted.

	For the Three Months Ended		For the Six Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Net income	$19,688	$17,813	$37,501	$35,278
Income allocated to participating securities	(44)	(50)	(94)	(111)
Net income available to common stockholders	$19,644	$17,763	$37,407	$35,167

Average common shares outstanding	139,447,275	142,881,528	141,183,271	146,576,142
Average committed ESOP shares outstanding	41,758	449	20,876	69,757
Total basic average common shares outstanding	139,489,033	142,881,977	141,204,147	146,645,899

Effect of dilutive stock options	291	1,064	604	107

Total diluted average common shares outstanding	139,489,324	142,883,041	141,204,751	146,646,006

Net earnings per share:
Basic	$0.14	$0.12	$0.26	$0.24
Diluted	$0.14	$0.12	$0.26	$0.24

Antidilutive stock options, excluded
from the diluted average common shares
outstanding calculation	2,060,216	2,403,917	2,396,610	2,466,339

Financial Condition as of March 31, 2014

Total assets were $9.12 billion at March 31, 2014 compared to $9.19 billion at September 30, 2013.  The $71.0 million decrease was due primarily to a $172.1 million decrease in the securities portfolio, partially offset by a $95.0 million increase in the loan portfolio.  Loan growth during the current year six month period was funded primarily with cash flows from the securities portfolio.   During the current year six month period, the Bank originated and refinanced $256.8 million of loans with a weighted average rate of 3.93%, purchased $219.4 million of loans from correspondent lenders with a weighted average rate of 3.73%, and participated in $19.4 million of commercial real estate loans with a weighted average rate of 4.25%.  As of March 31, 2014, the Bank had 27 active correspondent lending relationships operating in 24 states.

Economic conditions in the Bank’s local market areas have a significant impact on the ability of borrowers to repay loans and the value of the collateral securing these loans.  As of March 2014,  the unemployment rate was 4.9% for Kansas and 6.7% for Missouri, compared to the national average of 6.7% based on information from the Bureau of Economic Analysis.  Our Kansas City market area, which comprises the largest segment of our loan portfolio and deposit base, has an average household income of approximately $80 thousand per annum, based on 2013 estimates from the American Community Survey, which is a statistical survey by the U.S. Census Bureau.  The average household income in our combined market areas is approximately $69 thousand per annum, with 91% of the population at or above the poverty level, also based on the 2013 estimates from the American Community Survey.  The Federal Housing Finance Agency price index for Kansas and Missouri has not experienced significant fluctuations during the past 10 years, unlike other market areas of the United States, which indicates relative stability in property values in our local market areas.

As a portfolio lender focused on delivering outstanding customer service while acquiring quality assets, the ability of our borrowers to repay has always been paramount in our business model.  Our implementation of the “ability to repay” and “qualified mortgage” rules on January 10, 2014, as issued by the Consumer Financial Protection Bureau, is not anticipated to have  a significant impact to our overall book of business.

Total liabilities were $7.59 billion at March 31, 2014 compared to $7.55 billion at September 30, 2013.  The $31.1 million increase was due primarily to an $82.3 million increase in deposits, partially offset by a $46.4 million decrease in FHLB borrowings.  The increase in deposits was comprised of a $60.2 million increase in the checking portfolio,  a $15.2 million increase in the savings portfolio, and an  $11.2 million increase in the money market portfolio, partially offset by a $4.3 million decrease in the certificate of deposit portfolio.

Stockholders’ equity was $1.53 billion at March 31, 2014 compared to $1.63 billion at September 30, 2013.  The $102.1 million decrease was due primarily to the payment of $82.8 million in dividends and the repurchase of $57.2 million of stock, partially offset by net income of $37.5 million.  Additionally, accumulated other comprehensive income (“AOCI”) decreased $2.2 million from September 30, 2013 to March 31, 2014 due to a decrease in unrealized gains on available-for-sale (“AFS”) securities as a result of an increase in market yields.

The $82.8 million in dividends paid during the current year six month period consisted of a $0.25 per share, or  $35.7 million, True Blue® Too dividend; an $0.18 per share, or $25.8 million, true-up dividend related to fiscal year 2013 earnings per the Company’s dividend policy; and two regular quarterly dividends of $0.075 per share each quarter, totaling $0.15 per share, or $21.3 million.  The $35.7 million True Blue® Too dividend was funded by a $36.0 million capital distribution from the Bank to the holding company in December 2013.  On April 16, 2014, the Company declared a regular quarterly cash dividend of $0.075 per share, or approximately $10.4 million, payable on May 16, 2014 to stockholders of record as of the close of business on May 2, 2014.  Dividend payments depend upon a number of factors including the Company’s financial condition and results of operations, regulatory capital requirements, regulatory limitations on the Bank’s ability to make capital distributions to the Company, and the amount of cash at the holding company.  At March 31, 2014, Capitol Federal Financial, Inc., at the holding company level, had $139.8 million of cash and cash equivalents at the Bank.

In November 2012, the Company announced that its Board of Directors approved the repurchase of up to $175.0 million of the Company’s common stock.  The Company began repurchasing common stock under this plan during the second quarter of fiscal year 2013 and, as of March 31, 2014,  had repurchased 8,596,719 shares at an average price of $11.93 per share, at a total cost of $102.6 million.  There were no shares repurchased subsequent to March 31, 2014 through the date of this release.  This plan, under which $72.4 million remained available as of the date of this release, has no expiration date.

The following table presents the balance of stockholders’ equity and related information as of the dates presented.

	March 31, 2014	September 30, 2013	March 31, 2013
	(Dollars in thousands)
Stockholders’ equity	$1,530,005	$1,632,126	$1,643,007
Equity to total assets at end of period	16.8%	17.8%	17.5%

The following table presents a reconciliation of total and net shares outstanding as of March 31, 2014.

Total shares outstanding	143,120,893
Less unallocated ESOP shares and unvested restricted stock	(4,660,423)
Net shares outstanding	138,460,470

Consistent with our goal to operate a sound and profitable financial institution, we actively seek to maintain a “well-capitalized” status for the Bank in accordance with regulatory standards.  As of March 31, 2014, the Bank exceeded all regulatory capital requirements.  The following table presents the Bank’s regulatory capital ratios at March 31, 2014 based upon regulatory guidelines.

		Regulatory
		Requirement For
	Bank	“Well-Capitalized”
	Ratios	Status
Tier 1 leverage ratio	14.6%	5.0%
Tier 1 risk-based capital	34.6	6.0
Total risk-based capital	34.8	10.0

A reconciliation of the Bank’s equity under accounting principles generally accepted in the United States of America (“GAAP”) to regulatory capital amounts as of March 31, 2014 is as follows (dollars in thousands):

Total Bank equity as reported under GAAP	$1,337,898
Unrealized gains on AFS securities	(5,026)
Total Tier 1 capital	1,332,872
Allowance for credit losses (“ACL”)	8,967
Total risk-based capital	$1,341,839

CAPITOL FEDERAL FINANCIAL, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)

	March 31,	September 30,
	2014	2013
ASSETS:
Cash and cash equivalents (includes interest-earning deposits of $94,431 and $99,735)	$114,835	$113,886
Securities:
AFS at estimated fair value (amortized cost of $887,543 and $1,058,283)	895,623	1,069,967
Held-to-maturity at amortized cost (estimated fair value of $1,735,084 and $1,741,846)	1,720,283	1,718,023
Loans receivable, net (ACL of $8,967 and $8,822)	6,053,897	5,958,868
BOLI	60,163	59,495
Capital stock of FHLB, at cost	125,829	128,530
Accrued interest receivable	23,192	23,596
Premises and equipment, net	70,218	70,112
OREO	3,667	3,882
Other assets	47,710	40,090
TOTAL ASSETS	$9,115,417	$9,186,449

LIABILITIES:
Deposits	$4,693,762	$4,611,446
FHLB borrowings	2,467,169	2,513,538
Repurchase agreements	320,000	320,000
Advance payments by borrowers for taxes and insurance	50,169	57,392
Income taxes payable	3,021	108
Deferred income tax liabilities, net	20,781	20,437
Accounts payable and accrued expenses	30,510	31,402
Total liabilities	7,585,412	7,554,323

STOCKHOLDERS’ EQUITY:
Preferred stock ($0.01 par value) 100,000,000 shares authorized; no shares issued or outstanding	--	--
Common stock ($0.01 par value) 1,400,000,000 shares authorized; 143,120,893 and 147,840,268
shares issued and outstanding as of March 31, 2014 and September 30, 2013, respectively	1,431	1,478
Additional paid-in capital	1,197,668	1,235,781
Unearned compensation, ESOP	(43,777)	(44,603)
Retained earnings	369,657	432,203
AOCI, net of tax	5,026	7,267
Total stockholders’ equity	1,530,005	1,632,126
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,115,417	$9,186,449

Capitol Federal Financial, Inc. is the holding company for the Bank.  The Bank has 47 branch locations in Kansas and Missouri.  The Bank is one of the largest residential lenders in the State of Kansas.  News and other information about the Company can be found on the Internet at the Bank’s website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in the Company’s market area, the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of the Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the SEC.  Actual results may differ materially from those currently expected.  These forward-looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this release.  Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:

Jim Wempe	Kent Townsend
Vice President,	Executive Vice President,
Investor Relations	Chief Financial Officer and Treasurer
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
jwempe@capfed.com	ktownsend@capfed.com

Supplemental Financial Information

Loan Portfolio

The following table presents information related to the composition of our loan portfolio in terms of dollar amounts and percentages (before deductions for undisbursed loan funds, unearned loan fees and deferred costs, and ACL) as of the dates indicated.

	March 31, 2014			December 31, 2013			September 30, 2013
			% of			% of			% of
	Amount	Rate	Total	Amount	Rate	Total	Amount	Rate	Total
	(Dollars in thousands)
Real estate loans:
One- to four-family	$5,840,337	3.75%	95.5%	$5,811,216	3.76%	95.3%	$5,743,047	3.77%	95.5%
Multi-family and commercial	47,505	4.83	0.8	41,745	5.00	0.7	50,358	5.22	0.9
Construction	94,286	3.79	1.5	101,638	3.71	1.7	77,743	3.63	1.3
Total real estate loans	5,982,128	3.75	97.8	5,954,599	3.77	97.7	5,871,148	3.78	97.7

Consumer loans:
Home equity	130,321	5.22	2.1	135,023	5.22	2.2	135,028	5.26	2.2
Other	4,991	4.29	0.1	5,467	4.31	0.1	5,623	4.41	0.1
Total consumer loans	135,312	5.18	2.2	140,490	5.19	2.3	140,651	5.23	2.3

Total loans receivable	6,117,440	3.79	100.0%	6,095,089	3.80	100.0%	6,011,799	3.82	100.0%

Less:
Undisbursed loan funds	55,505			61,480			42,807
ACL	8,967			8,919			8,822
Discounts/unearned loan fees	23,653			23,540			23,057
Premiums/deferred costs	(24,582)			(23,439)			(21,755)
Total loans receivable, net	$6,053,897			$6,024,589			$5,958,868

The following table presents, for our portfolio of one- to four-family loans, the amount, percentage of total, weighted average credit score, weighted average loan-to-value (“LTV”) ratio, and the average balance per loan at the dates presented.  Credit scores are updated at least semiannually, with the last update in March 2014,  from a nationally recognized consumer rating agency.  The LTV ratios were based on the current loan balance and either the lesser of the purchase price or original appraisal, or the most recent Bank appraisal.  In most cases, the most recent appraisal was obtained at the time of origination.

	March 31, 2014					December 31, 2013					September 30, 2013
		% of	Credit		Average		% of	Credit		Average		% of	Credit		Average
	Amount	Total	Score	LTV	Balance	Amount	Total	Score	LTV	Balance	Amount	Total	Score	LTV	Balance
	(Dollars in thousands)
Originated	$4,017,833	68.8%	765	64%	$127	$4,046,815	69.6%	763	64%	$127	$4,054,436	70.6%	763	65%	$127
Correspondent purchased	1,217,524	20.8	764	67	334	1,144,112	19.7	761	67	336	1,044,127	18.2	761	67	341
Bulk purchased	604,980	10.4	748	67	312	620,289	10.7	748	67	313	644,484	11.2	747	67	316
	$5,840,337	100.0%	763	65	157	$5,811,216	100.0%	761	65	156	$5,743,047	100.0%	761	65	155

Our portfolio of correspondent purchased loans increased $173.4 million, or 16.6%, from September  30,  2013 to $1.22 billion at March 31, 2014, of which  $873.9 million are serviced by the Bank and $343.6 million are serviced by our mortgage sub-servicer.  The mortgage sub-servicer has experience servicing loans in the market areas in which we purchase loans and services the loans according to the Bank’s servicing standards, which is intended to allow the Bank greater control over servicing and help maintain a standard of loan performance.

Loan Commitments

The following table summarizes our one- to four-family loan origination, refinance, and correspondent purchase commitments as of March 31, 2014, along with associated weighted average rates.  Commitments generally have fixed expiration dates or other termination clauses and may require the payment of a rate lock fee.  A percentage of the commitments are expected to expire unfunded, so the amounts reflected in the table below are not necessarily indicative of future cash requirements.

	Fixed-Rate
	15 years	More than	Adjustable-	Total
	or less	15 years	Rate	Amount	Rate
	(Dollars in thousands)
Originate:
< 4.00%	$8,082	$5,121	$19,209	$32,412	3.35%
>= 4.00%	96	29,268	--	29,364	4.42
	8,178	34,389	19,209	61,776	3.86

Correspondent:
< 4.00%	19,521	1,776	52,455	73,752	3.31
>= 4.00%	--	83,738	--	83,738	4.32
	19,521	85,514	52,455	157,490	3.85

Total:
< 4.00%	27,603	6,897	71,664	106,164	3.32
>= 4.00%	96	113,006	--	113,102	4.35
	$27,699	$119,903	$71,664	$219,266	3.85
Rate	3.43%	4.31%	3.22%

Loan Activity

The following tables summarize activity in the loan portfolio, along with weighted average rates where applicable, for the periods indicated, excluding changes in undisbursed loan funds, ACL, discounts/unearned loan fees, and premiums/deferred costs.  Loans that were paid-off as a result of refinances are included in repayments.  Purchased loans include purchases from correspondent and nationwide lenders.  Loan endorsements are not included in the activity in the following table because a new loan is not generated at the time of the endorsement.  The endorsed balance and rate are included in the ending loan portfolio balance and rate.    During the six months ended March 31, 2014 and 2013, the Bank endorsed $13.8 million and $375.4 million of one- to four-family loans, respectively, reducing the average rate on those loans by 111 basis points in each period.

	For the Three Months Ended
	March 31, 2014		December 31, 2013		September 30, 2013		June 30, 2013
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
	(Dollars in thousands)
Beginning balance	$6,095,089	3.80%	$6,011,799	3.82%	$5,839,861	3.86%	$5,763,055	3.94%
Originated and refinanced:
Fixed	63,921	4.09	108,829	3.95	217,328	3.70	182,177	3.35
Adjustable	38,790	3.76	45,273	3.76	44,090	3.75	31,713	3.87
Purchased and participations:
Fixed	65,793	4.00	94,535	4.00	167,490	3.61	132,391	3.36
Adjustable	32,932	3.27	45,541	3.34	41,479	2.75	23,499	2.77
Repayments	(177,411)		(209,931)		(297,318)		(292,110)
Principal (charge-offs) recoveries, net	(112)		(418)		83		(33)
Other	(1,562)		(539)		(1,214)		(831)
Ending balance	$6,117,440	3.79	$6,095,089	3.80	$6,011,799	3.82	$5,839,861	3.86

	For the Six Months Ended
	March 31, 2014		March 31, 2013
	Amount	Rate	Amount	Rate
	(Dollars in thousands)
Beginning balance	$6,011,799	3.82%	$5,649,156	4.15%
Originated and refinanced:
Fixed	172,750	4.01	389,701	3.26
Adjustable	84,063	3.76	62,640	3.71
Purchased and participations:
Fixed	160,328	4.00	208,097	3.32
Adjustable	78,473	3.31	40,579	2.67
Repayments	(387,342)		(581,197)
Principal (charge-offs) recoveries, net	(530)		(1,261)
Other	(2,101)		(4,660)
Ending balance	$6,117,440	3.79	$5,763,055	3.94

The following table presents loan origination, refinance, and purchase activity for the periods indicated, excluding endorsement activity, along with associated weighted average rates and percent of total.  Loan originations, purchases and refinances are reported together.  The fixed-rate one- to four-family loans less than or equal to 15 years have an original maturity at origination of less than or equal to 15 years, while fixed-rate one- to four-family loans greater than 15 years have an original maturity at origination of greater than 15 years.  The adjustable-rate one- to four-family loans less than or equal to 36 months have a term to first reset of less than or equal to 36 months at origination and adjustable-rate one- to four-family loans greater than 36 months have a term to first reset of greater than 36 months at origination.

	For the Three Months Ended			For the Six Months Ended
	March 31, 2014			March 31, 2014
	Amount	Rate	% of Total	Amount	Rate	% of Total
Fixed-rate:	(Dollars in thousands)
One- to four-family:
<= 15 years	$35,695	3.39%	17.7%	$87,098	3.35%	17.6%
> 15 years	89,806	4.28	44.6	235,865	4.22	47.6
Multi-family and commercial real estate	3,600	4.13	1.8	8,600	4.05	1.7
Home equity	444	6.17	0.2	1,177	6.10	0.2
Other	169	9.10	0.1	338	10.09	0.1
Total fixed-rate	129,714	4.04	64.4	333,078	4.00	67.2

Adjustable-rate:
One- to four-family:
<= 36 months	1,480	2.78	0.7	3,510	2.77	0.7
> 36 months	53,190	3.20	26.4	111,162	3.14	22.4
Multi-family and commercial real estate	2,595	4.75	1.3	14,358	4.34	2.9
Home equity	13,999	4.66	7.0	32,738	4.65	6.6
Other	458	3.26	0.2	768	3.11	0.2
Total adjustable-rate	71,722	3.54	35.6	162,536	3.54	32.8

Total originated, refinanced and purchased	$201,436	3.86	100.0%	$495,614	3.85	100.0%

Purchased and participation loans included above:
Fixed-rate:
Correspondent - one- to four-family	$65,793	4.00		$155,328	4.00
Participations - commercial real estate	--	--		5,000	4.00
Total fixed-rate purchased/participations	65,793	4.00		160,328	4.00

Adjustable-rate:
Correspondent - one- to four-family	30,337	3.14		64,115	3.08
Participations - commercial real estate	2,595	4.75		14,358	4.34
Total adjustable-rate purchased/participations	32,932	3.27		78,473	3.31

Total purchased/participation loans	$98,725	3.75		$238,801	3.77

The following table presents originated, refinanced, and correspondent activity in our one- to four-family loan portfolio, excluding endorsement and construction activity, along with associated weighted average LTVs and weighted average credit scores for the periods indicated.

	For the Three Months Ended			For the Six Months Ended
	March 31, 2014			March 31, 2014
			Credit			Credit
	Amount	LTV	Score	Amount	LTV	Score
	(Dollars in thousands)
Originated	$70,125	77%	762	$185,631	77%	766
Refinanced by Bank customers	13,916	67	763	32,561	69	761
Correspondent purchased	96,130	74	762	219,443	74	761
	$180,171	75	762	$437,635	75	763

The following table presents the amount, percentage of total, and weighted average rate, by state, for one- to four-family loan originations and correspondent purchases where originations and purchases in the state exceeded $1.5 million during the six months ended March 31, 2014.

	For the Three Months Ended			For the Six Months Ended
	March 31, 2014			March 31, 2014
State	Amount	% of Total	Rate	Amount	% of Total	Rate
	(Dollars in thousands)
Kansas	$85,596	47.5%	3.81%	$218,510	49.9%	3.78%
Missouri	56,261	31.2	3.79	131,620	30.1	3.77
Texas	13,154	7.3	3.70	27,493	6.3	3.77
Tennessee	5,362	3.0	3.91	16,113	3.7	3.77
Alabama	7,206	4.0	3.72	15,268	3.5	3.48
Oklahoma	3,501	1.9	3.95	9,498	2.2	4.05
North Carolina	1,747	1.0	2.93	5,092	1.1	3.28
Other states	7,344	4.1	3.44	14,041	3.2	3.64
	$180,171	100.0%	3.77	$437,635	100.0%	3.76

The following tables present the annualized prepayment speeds of our one- to four-family loan portfolio for the monthly and quarterly periods indicated.  The balances represent the unpaid principal balance of one- to four-family loans, and the terms represent the contractual terms for our fixed-rate loans, and current terms to repricing for our adjustable-rate loans.  Loan refinances are considered a prepayment and are included in the prepayment speeds presented below.  The annualized prepayment speeds are presented with and without endorsements.  During the quarters ended March 31, 2014 and December 31, 2013, the Bank endorsed $5.9 million and  $7.9 million of one- to four-family loans, respectively, reducing the average rate on those loans by 84 basis points and 131 basis points, respectively.

	March 31, 2014
		Monthly Prepayment		Quarterly Prepayment		Net Premiums/
		Speeds (annualized)		Speeds (annualized)		Deferred Costs
	Unpaid	Including	Excluding	Including	Excluding	& (Discounts/
Term	Principal	Endorsements	Endorsements	Endorsements	Endorsements	Unearned Loan Fees)
	(Dollars in thousands)
Fixed-rate one- to four-family loans:
15 years or less	$1,164,141	7.8%	7.8%	7.8%	7.8%	$213
More than 15 years	3,583,818	5.8	5.4	5.4	5.0	(4,014)
	4,747,959	6.3	6.0	6.0	5.7	(3,801)

Adjustable-rate one- to four-family loans:
36 months or less	795,695	13.2	10.3	11.3	10.3	2,554
More than 36 months	371,996	6.1	6.1	5.7	5.7	2,293
	1,167,691	11.1	9.0	9.6	8.9	4,847
Total one- to four-family loans	$5,915,650	7.2	6.6	6.7	6.3	$1,046

	December 31, 2013
		Monthly Prepayment		Quarterly Prepayment		Net Premiums/
		Speeds (annualized)		Speeds (annualized)		Deferred Costs
	Unpaid	Including	Excluding	Including	Excluding	& (Discounts/
Term	Principal	Endorsements	Endorsements	Endorsements	Endorsements	Unearned Loan Fees)
	(Dollars in thousands)
Fixed-rate one- to four-family loans:
15 years or less	$1,177,946	7.2%	6.8%	7.2%	7.0%	$(42)
More than 15 years	3,567,066	6.5	6.0	7.3	6.6	(4,622)
	4,745,012	6.7	6.2	7.3	6.7	(4,664)

Adjustable-rate one- to four-family loans:
36 months or less	792,578	17.2	16.9	15.1	14.4	2,556
More than 36 months	353,085	12.2	12.2	9.1	9.1	2,095
	1,145,663	15.7	15.5	13.3	12.8	4,651
Total one- to four-family loans	$5,890,675	8.4	8.0	8.4	7.9	$(13)

Asset Quality

The following tables present loans 30 to 89 days delinquent, non-performing loans, and OREO at the dates indicated.  Of the loans 30 to 89 days delinquent at March 31, 2014,  approximately 77% were 59 days or less delinquent.  Non-performing loans are loans that are 90 or more days delinquent or in foreclosure and nonaccrual loans less than 90 days delinquent but are required to be reported as nonaccrual pursuant to Office of the Comptroller of the Currency (“OCC”) reporting requirements, even if the loans are current.   Non-performing assets include non-performing loans and OREO.  Over the past 12 months, OREO properties were owned by the Bank, on average, for approximately four months before they were sold.

	Loans Delinquent for 30 to 89 Days at:
	March 31, 2014		December 31, 2013		September 30, 2013		June 30, 2013		March 31, 2013
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)
One- to four-family:
Originated	119	$13,139	178	$16,956	164	$18,225	137	$12,838	124	$13,718
Correspondent purchased	5	998	4	2,243	5	709	4	704	5	1,054
Bulk purchased	33	7,272	37	7,858	37	7,733	28	6,012	42	9,190
Consumer Loans:
Home equity	35	665	41	721	45	848	40	869	40	719
Other	14	52	17	100	13	35	13	158	14	104
	206	$22,126	277	$27,878	264	$27,550	222	$20,581	225	$24,785
30 to 89 days delinquent loans
to total loans receivable, net		0.37%		0.46%		0.46%		0.36%		0.43%

	Non-Performing Loans and OREO at:
	March 31, 2014		December 31, 2013		September 30, 2013		June 30, 2013		March 31, 2013
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount
Loans 90 or More Days Delinquent or in Foreclosure:	(Dollars in thousands)
One- to four-family:
Originated	95	$9,508	110	$9,931	101	$8,579	91	$8,017	85	$7,687
Correspondent purchased	2	443	5	635	5	812	4	609	4	642
Bulk purchased	33	10,301	33	10,134	34	9,608	37	9,535	40	9,408
Consumer loans:
Home equity	23	305	29	477	29	485	21	295	22	393
Other	4	8	8	11	4	5	7	23	5	26
	157	20,565	185	21,188	173	19,489	160	18,479	156	18,156
Nonaccrual loans less than 90 Days Delinquent:(1)
One- to four-family:
Originated	66	7,111	65	6,057	57	5,833	62	7,578	61	6,893
Correspondent purchased	1	478	--	--	2	740	--	--	1	433
Bulk purchased	4	472	3	392	2	280	2	168	4	711
Consumer loans:
Home equity	4	74	6	78	6	101	8	174	7	150
	75	8,135	74	6,527	67	6,954	72	7,920	73	8,187
Total non-performing loans	232	28,700	259	27,715	240	26,443	232	26,399	229	26,343

Non-performing loans as a percentage of total loans(2)		0.47%		0.46%		0.44%		0.46%		0.46%

OREO:
One- to four-family:
Originated(3)	26	$1,548	22	$1,531	28	$2,074	34	$3,283	51	$4,219
Correspondent purchased	4	403	1	110	2	71	3	269	2	173
Bulk purchased	4	398	6	647	4	380	4	581	5	830
Consumer loans:
Home equity	1	18	2	57	2	57	3	66	4	60
Other(4)	1	1,300	1	1,300	1	1,300	1	1,300	1	1,400
	36	3,667	32	3,645	37	3,882	45	5,499	63	6,682
Total non-performing assets	268	$32,367	291	$31,360	277	$30,325	277	$31,898	292	$33,025

Non-performing assets as a percentage of total assets		0.36%		0.34%		0.33%		0.35%		0.35%

(1)

Represents loans required to be reported as nonaccrual pursuant to OCC reporting requirements, even if the loans are current.    At March 31, 2014,  December 31, 2013, September 30, 2013,  June 30, 2013 and March 31, 2013,  this amount was comprised of $881 thousand, $1.1 million, $1.1 million, $1.1 million,  and $975 thousand,  respectively, of loans that were 30 to 89 days delinquent and are reported as such, and $7.3 million, $5.4  million, $5.9 million, $6.8 million, and $7.2  million, respectively, of loans that were current.

(2)

Excluding loans required to be reported as nonaccrual pursuant to OCC reporting requirements, even if the loans are current, non-performing loans as a percentage of total loans were 0.34%, 0.35%, 0.33%, 0.32%, and 0.32% at March 31, 2014, December 31, 2013, September 30, 2013,  June 30, 2013,  and March 31, 2013, respectively.

(3)	Real estate-related consumer loans where we also hold the first mortgage are included in the one- to four-family category as the underlying collateral is one- to four-family property.
(4)	Other represents a single property the Bank purchased for a potential branch site but now intends to sell.

The following tables present the ACL activity and related ratios at the dates and for the periods indicated.  Of the $1.3 million of net charge-offs during the six months ended March 31, 2013, $372 thousand was due to loans that were primarily discharged in a prior fiscal year under Chapter 7 bankruptcy that had to be, pursuant to OCC reporting requirements, evaluated for collateral value loss, even if they were current.

	For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
	(Dollars in thousands)
Balance at beginning of period	$8,919	$8,822	$9,239	$10,072	$10,477
Charge-offs:
One- to four-family loans - originated	(31)	(88)	(74)	(60)	(282)
One- to four-family loans - correspondent purchased	(21)	--	--	--	(2)
One- to four-family loans - bulk purchased	(60)	(327)	(76)	--	(153)
Multi-family and commercial loans	--	--	--	--	--
Construction	--	--	--	--	--
Home equity	(6)	(10)	(13)	(111)	(19)
Other consumer loans	(3)	--	--	--	(1)
Total charge-offs	(121)	(425)	(163)	(171)	(457)
Recoveries:
One- to four-family loans - originated	--	1	1	13	--
One- to four-family loans - correspondent purchased	--	--	--	--	--
One- to four-family loans - bulk purchased	--	--	238	118	42
Multi-family and commercial loans	--	--	--	--	--
Construction	--	--	--	--	--
Home equity	9	6	7	7	9
Other consumer loans	--	--	--	--	1
Total recoveries	9	7	246	138	52
Net (charge-offs) recoveries	(112)	(418)	83	(33)	(405)
Provision for credit losses	160	515	(500)	(800)	--
Balance at end of period	$8,967	$8,919	$8,822	$9,239	$10,072

Ratio of net charge-offs during the period
to average loans outstanding during the period	--%	0.01%	--%	--%	0.01%
Ratio of net charge-offs (recoveries) during
the period to average non-performing assets	0.35	1.35	(0.27)	0.10	1.19
ACL to non-performing loans at end of period	31.24	32.18	33.36	35.00	38.23
ACL to loans receivable, net at end of period	0.15	0.15	0.15	0.16	0.18

	For the Six Months Ended
	March 31,
	2014		2013
	(Dollars in thousands)
Balance at beginning of period	$8,822		$11,100
Charge-offs:
One- to four-family loans - originated	(119)		(490)
One- to four-family loans - correspondent purchased	(21)		(13)
One- to four-family loans - bulk purchased	(387)		(685)
Multi-family and commercial loans	--		--
Construction	--		--
Home equity	(16)		(128)
Other consumer loans	(3)		(7)
Total charge-offs	(546)		(1,323)
Recoveries:
One- to four-family loans - originated	1		--
One- to four-family loans - correspondent purchased	--		--
One- to four-family loans - bulk purchased	--		42
Multi-family and commercial loans	--		--
Construction	--		--
Home equity	15		19
Other consumer loans	--		1
Total recoveries	16		62
Net (charge-offs)	(530)		(1,261)
Provision for credit losses	675		233
Balance at end of period	$8,967		$10,072

Ratio of net charge-offs during the period
to average loans outstanding during the period	0.01%		0.02%
Ratio of net charge-offs during the
period to average non-performing assets	1.69		3.46
ACL to non-performing loans at end of period	31.24
ACL to loans receivable, net at end of period	0.15
ACL to net charge-offs (annualized)	8.5	x	4.0	x

Securities Portfolio

The following table presents the distribution of our MBS and investment securities portfolio, at amortized cost, at the dates indicated.  The majority of the MBS and investment securities portfolio are composed of securities issued by U.S. government-sponsored enterprises (“GSEs”).  Overall, fixed-rate securities comprised 78% of these portfolios at March 31, 2014.  The weighted average life (“WAL”) is the estimated remaining maturity (in years) after three-month historical prepayment speeds and projected call option assumptions have been applied.  Weighted average yields on tax-exempt securities are not calculated on a fully taxable equivalent basis.

	March 31, 2014			December 31, 2013			September 30, 2013
	Amount	Yield	WAL	Amount	Yield	WAL	Amount	Yield	WAL
	(Dollars in thousands)
Fixed-rate securities:
MBS	$1,423,363	2.41%	4.1	$1,384,297	2.46%	4.1	$1,427,648	2.44%	3.5
GSE debentures	579,853	1.04	3.5	658,834	1.03	3.3	709,118	1.04	2.8
Municipal bonds	36,830	2.55	2.0	36,304	2.68	1.9	35,587	3.02	1.5
Total fixed-rate securities	2,040,046	2.02	3.9	2,079,435	2.01	3.8	2,172,353	1.99	3.3

Adjustable-rate securities:
MBS	565,242	2.29	6.3	572,721	2.31	6.0	601,359	2.32	4.9
Trust preferred securities	2,538	1.49	23.2	2,579	1.50	23.5	2,594	1.51	23.7
Total adjustable-rate securities	567,780	2.28	6.4	575,300	2.31	6.1	603,953	2.31	4.9
Total securities portfolio	$2,607,826	2.08	4.4	$2,654,735	2.07	4.3	$2,776,306	2.06	3.7

MBS:  The following tables provide a summary of the activity in our MBS portfolio for the periods presented.  The weighted average yields and WALs for purchases are presented as recorded at the time of purchase.  The yields for the beginning balances are as of the last day of the period previous to the period presented and the yields for the ending balances are as of the last day of the period presented and are generally derived from recent prepayment activity on the securities in the portfolio as of the dates presented.  The beginning and ending WAL is the estimated remaining maturity (in years) after three-month historical prepayment speeds have been applied.  Fixed-rate MBS purchased during the current quarter were generally comprised of loans with contractual terms-to-maturity of 15 years or less to help mitigate exposure to rising interest rates.

	For the Three Months Ended
	March 31, 2014			December 31, 2013			September 30, 2013			June 30, 2013
	Amount	Yield	WAL	Amount	Yield	WAL	Amount	Yield	WAL	Amount	Yield	WAL
	(Dollars in thousands)
Beginning balance - carrying value	$1,975,164	2.42%	4.7	$2,047,708	2.40%	3.9	$2,179,539	2.39%	3.6	$2,358,095	2.45%	3.6
Maturities and repayments	(92,609)			(95,864)			(149,555)			(171,699)
Net amortization of (premiums)/discounts	(1,271)			(1,397)			(1,688)			(2,049)
Purchases:
Fixed	103,730	1.74	3.9	25,272	1.72	3.7	--	--	--	--	--	--
Adjustable	21,737	1.92	5.2	--	--	--	22,246	1.80	5.1	--	--	--
Change in valuation on AFS securities	(1,613)			(555)			(2,834)			(4,808)
Ending balance - carrying value	$2,005,138	2.37	4.7	$1,975,164	2.42	4.7	$2,047,708	2.40	3.9	$2,179,539	2.39	3.6

	For the Six Months Ended
	March 31, 2014			March 31, 2013
	Amount	Yield	WAL	Amount	Yield	WAL
	(Dollars in thousands)
Beginning balance - carrying value	$2,047,708	2.40%	3.9	$2,332,942	2.78%	4.0
Maturities and repayments	(188,473)			(382,077)
Net amortization of (premiums)/discounts	(2,668)			(4,248)
Purchases:
Fixed	129,002	1.73	3.8	420,272	1.24	3.9
Adjustable	21,737	1.92	5.2	--	--	--
Change in valuation on AFS securities	(2,168)			(8,794)
Ending balance - carrying value	$2,005,138	2.37	4.7	$2,358,095	2.45	3.6

The following table presents the annualized prepayment speeds of our MBS portfolio for the monthly and quarterly periods ended March 31, 2014, along with associated net premium/(discount) information, weighted average rates for the portfolio, and weighted average remaining contractual terms (in years) for the portfolio.  The annualized prepayment speeds are based on actual prepayment activity.  Prepayments impact the amortization/accretion of premiums/discounts on our MBS portfolio.  As prepayments increase, the related premiums/discounts are amortized/accreted at a faster rate.  The amortization of premiums decreases interest income while the accretion of discounts increases interest income.  The balances in the following table represent the amortized cost of MBS, and the terms represent the contractual terms for our fixed-rate MBS and current terms to repricing for our adjustable-rate MBS.

	March 31, 2014
		Prepayment		Net
	Amortized	Speed (annualized)		Premium/
Term	Cost	Monthly	Quarterly	(Discount)
	(Dollars in thousands)
Fixed-rate MBS:
15 years or less	$1,334,109	7.5%	8.0%	$17,969
More than 15 years	89,254	8.7	10.5	1,012
	1,423,363	7.5	8.2	18,981
Rate	3.63%
Remaining contractual term (years)	10.4

Adjustable-rate MBS:
36 months or less	$481,441	9.3	13.0	935
More than 36 months	83,801	13.1	11.1	1,661
	565,242	9.8	12.7	2,596
Rate	2.94%
Remaining contractual term (years)	23.8

Total MBS	$1,988,605	8.2	9.5	$21,577
Rate	3.43%
Remaining contractual term (years)	14.2

Investment Securities:  The following tables provide a summary of the activity in investment securities portfolio for the periods presented.  The weighted average yields and WALs for purchases are presented as recorded at the time of purchase.  The yields for the beginning balances are as of the last day of the period previous to the period presented and the yields for the ending balances are as of the last day of the period presented.  The beginning and ending WALs represent the estimated remaining maturity (in years) of the securities after projected call dates have been considered, based upon market rates at each date presented.    Of the $129.8 million of fixed-rate investment securities purchased during the six months ended March 31, 2014,  $123.2 million are callable.

	For the Three Months Ended
	March 31, 2014			December 31, 2013			September 30, 2013			June 30, 2013
	Amount	Yield	WAL	Amount	Yield	WAL	Amount	Yield	WAL	Amount	Yield	WAL
	(Dollars in thousands)
Beginning balance - carrying value	$686,913	1.11%	3.3	$740,282	1.14%	2.9	$807,399	1.14%	3.2	$841,127	1.14%	2.3
Maturities and calls	(177,805)			(79,860)			(69,838)			(50,864)
Net amortization of (premiums)/discounts	(84)			(114)			(117)			(76)
Purchases:
Fixed	99,393	0.91	2.0	30,392	1.29	4.4	--	--	--	29,310	1.48	4.8
Change in valuation of AFS securities	2,351			(3,787)			2,838			(12,098)
Ending balance - carrying value	$610,768	1.13	3.5	$686,913	1.11	3.3	$740,282	1.14	2.9	$807,399	1.14	3.2

	For the Six Months Ended
	March 31, 2014			March 31, 2013
	Amount	Yield	WAL	Amount	Yield	WAL
	(Dollars in thousands)
Beginning balance - carrying value	$740,282	1.14%	2.9	$961,849	1.23%	1.0
Maturities and calls	(257,665)			(498,332)
Net amortization of (premiums)/discounts	(198)			(267)
Purchases:
Fixed	129,785	1.00	2.6	379,416	0.96	1.9
Change in valuation of AFS securities	(1,436)			(1,539)
Ending balance - carrying value	$610,768	1.13	3.5	$841,127	1.14	2.3

Deposit Portfolio

The following table presents the amount, weighted average rate and percentage of total deposits for noninterest-bearing checking, interest-bearing checking, savings, money market, retail certificates of deposit, and public units/brokered deposits at the dates presented.

	March 31, 2014			December 31, 2013			September 30, 2013
			% of			% of			% of
	Amount	Rate	Total	Amount	Rate	Total	Amount	Rate	Total
	(Dollars in thousands)
Noninterest-bearing checking	$168,276	--%	3.5%	$155,446	--%	3.3%	$150,171	--%	3.2%
Interest-bearing checking	547,872	0.05	11.7	525,363	0.05	11.4	505,762	0.05	11.0
Savings	298,324	0.10	6.4	285,906	0.10	6.2	283,169	0.13	6.1
Money market	1,139,836	0.23	24.3	1,149,229	0.23	24.9	1,128,604	0.23	24.5
Retail certificates of deposit	2,240,792	1.23	47.7	2,203,775	1.24	47.7	2,242,909	1.27	48.7
Public units/brokered deposits	298,662	0.80	6.4	301,189	0.79	6.5	300,831	0.80	6.5
	$4,693,762	0.71	100.0%	$4,620,908	0.71	100.0%	$4,611,446	0.74	100.0%

The following table presents scheduled maturities of our certificates of deposit, along with associated weighted average rates, as of March 31, 2014:

	Amount Due
		More than	More than
	1 year	1 year to	2 years to	More than	Total
Rate range	or less	2 years	3 years	3 years	Amount	Rate
	(Dollars in thousands)
0.00 – 0.99%	$841,603	$204,367	$64,570	$27,217	$1,137,757	0.46%
1.00 – 1.99%	220,407	184,985	245,123	314,285	964,800	1.40
2.00 – 2.99%	205,617	181,766	16,255	1,722	405,360	2.52
3.00 – 3.99%	13,246	17,287	257	268	31,058	3.06
4.00 – 4.99%	222	257	--	--	479	4.40
	$1,281,095	$588,662	$326,205	$343,492	$2,539,454	1.18

Percent of total	50.5%	23.2%	12.8%	13.5%
Weighted average rate	0.93	1.47	1.41	1.36
Weighted average maturity (in years)	0.5	1.4	2.4	3.7	1.4
Weighted average maturity for the retail certificate of deposit portfolio (in years)					1.5

Borrowings

The following table presents the maturity of FHLB advances, at par, and repurchase agreements, along with associated weighted average contractual and weighted average effective rates as of March 31, 2014.

	FHLB	Repurchase
Maturity by	Advances	Agreements	Contractual	Effective
Fiscal Year	Amount	Amount	Rate	Rate(1)
	(Dollars in thousands)
2014	$100,000	$100,000	3.42%	3.50%
2015	600,000	20,000	1.73	1.96
2016	575,000	--	2.29	2.91
2017	500,000	--	2.69	2.72
2018	200,000	100,000	2.90	2.90
2019	100,000	--	1.29	1.29
2020	250,000	100,000	2.18	2.18
2021	150,000	--	2.59	2.59
	$2,475,000	$320,000	2.35	2.54

(1)

The effective rate includes the net impact of the amortization of deferred prepayment penalties resulting from the prepayment of certain FHLB advances and deferred gains related to terminated interest rate swaps.

The following table presents the maturity and weighted average repricing rate, which is also the weighted average effective rate, of borrowings and certificates of deposit, split between retail and public unit/brokered deposit amounts, for the next four quarters as of March 31, 2014.

					Public Unit/
			Retail		Brokered
Maturity by	Borrowings	Repricing	Certificate	Repricing	Deposit	Repricing		Repricing
Quarter End	Amount	Rate	Amount	Rate	Amount	Rate	Total	Rate
	(Dollars in thousands)
June 30, 2014	$100,000	2.80%	$238,471	0.83%	$101,815	0.63%	$440,286	1.23%
September 30, 2014	100,000	4.20	356,767	1.06	54,619	0.27	511,386	1.59
December 31, 2014	250,000	0.84	246,226	1.06	32,909	0.29	529,135	0.91
March 31, 2015	250,000	2.46	231,957	1.16	18,331	0.27	500,288	1.78
	$700,000	2.18	$1,073,421	1.03	$207,674	0.45	$1,981,095	1.38

The following tables present FHLB advance activity, at par, and repurchase agreement activity for the periods shown.  Line of credit activity is excluded from the following table due to the short-term nature of the borrowings.  The weighted average effective rate includes the net impact of the amortization of deferred prepayment penalties resulting from the prepayment of certain FHLB advances and deferred gains related to interest rate swaps previously terminated.  Rates on new borrowings are fixed-rate.  The weighted average maturity (“WAM”) is the remaining weighted average contractual term in years.  The beginning and ending WAMs represent the remaining maturity at each date presented.  For new borrowings, the WAMs presented are as of the date of issue.

	For the Three Months Ended
	March 31, 2014			December 31, 2013			September 30, 2013			June 30, 2013
		Effective			Effective			Effective			Effective
	Amount	Rate	WAM	Amount	Rate	WAM	Amount	Rate	WAM	Amount	Rate	WAM
	(Dollars in thousands)
Beginning balance	$2,845,000	2.71%	2.7	$2,845,000	2.75%	2.6	$2,815,000	2.80%	2.7	$2,965,000	2.92%	2.5
Maturities and prepayments:
FHLB advances	(200,000)	5.01		(150,000)	3.16		--	--		(225,000)	3.86
Repurchase agreements	--	--		--	--		(70,000)	4.23		(25,000)	3.33
New borrowings:
FHLB advances	150,000	2.59	7.0	150,000	2.32	6.0	--	--	--	100,000	1.61	7.0
Repurchase agreements	--	--	--	--	--	--	100,000	2.53	7.0	--	--	--
Ending balance	$2,795,000	2.54	2.9	$2,845,000	2.71	2.7	$2,845,000	2.75	2.6	$2,815,000	2.80	2.7

	For the Six Months Ended
	March 31, 2014			March 31, 2013
		Effective			Effective
	Amount	Rate	WAM	Amount	Rate	WAM
	(Dollars in thousands)
Beginning balance	$2,845,000	2.75%	2.6	$2,915,000	3.13%	2.7
Maturities and prepayments:
FHLB advances	(350,000)	4.22		(100,000)	4.85
Repurchase agreements	--	--		(50,000)	3.48
New borrowings:
FHLB advances	300,000	2.46	6.5	200,000	1.04	5.0
Ending balance	$2,795,000	2.54	2.9	$2,965,000	2.92	2.5

Average Rates and Lives

The following table presents the weighted average yields/rates and WALs (in years), after applying prepayment, call assumptions, and decay rates for major categories of our assets and liabilities as of the dates presented.  Yields presented for interest-earning assets include the amortization of fees, costs, premiums and discounts which are considered adjustments to the yield.  The interest rate presented for borrowings is the effective rate, which includes the net impact of the amortization of deferred prepayment penalties resulting from the prepayment of certain FHLB advances and deferred gains related to interest rate swaps previously terminated.

	March 31, 2014
	Amount	Yield/Rate	WAL	% of Category	% of Total
	(Dollars in thousands)
Investment securities	$610,768	1.13%	3.5	23.4%	6.8%
MBS - fixed	1,431,243	2.41	4.1	54.7	15.9
MBS - adjustable	573,895	2.29	6.3	21.9	6.4
Total investment securities and MBS	2,615,906	2.08	4.4	100.0%	29.1
Loans receivable:
Fixed-rate one- to four-family:
<= 15 years	1,164,135	3.49	4.2	19.0%	13.0
> 15 years	3,531,611	4.15	6.7	57.8	39.4
All other fixed-rate loans	128,899	4.87	4.6	2.1	1.4
Total fixed-rate loans	4,824,645	4.01	6.0	78.9	53.8
Adjustable-rate one- to four-family:
<= 36 months	393,135	2.39	3.8	6.4	4.4
> 36 months	751,456	2.91	3.4	12.3	8.4
All other adjustable-rate loans	148,204	4.45	1.5	2.4	1.6
Total adjustable-rate loans	1,292,795	2.93	3.3	21.1	14.4
Total loans receivable	6,117,440	3.78	5.5	100.0%	68.2
Capital stock of FHLB	125,829	3.96	2.8		1.4
Cash and cash equivalents	114,835	0.25	--		1.3
Total interest-earning assets	$8,974,010	3.24	5.0		100.0%

Transaction deposits	$2,154,308	0.15	6.8	45.9%	28.8%
Certificates of deposit	2,539,454	1.18	1.4	54.1	33.9
Total deposits	4,693,762	0.71	3.9	100.0%	62.7
Borrowings	2,795,000	2.54	2.9		37.3
Total interest-bearing liabilities	$7,488,762	1.39	3.5		100.0%

At March 31, 2014, the Bank’s one-year gap between the amount of interest-earning assets and interest-bearing liabilities projected to reprice was negative $(39.4) million, or (0.4)% of total assets, compared to $65.5 million, or 0.7% of total assets, at December 31, 2013.  The amount of interest-bearing liabilities expected to reprice in a given period is not typically impacted by changes in interest rates because the Bank’s borrowings and certificate of deposit portfolios have contractual maturities and generally cannot be terminated early without a prepayment penalty.  The majority of interest-earning assets anticipated to reprice in the coming year are repayments and prepayments on mortgage loans and MBS, both of which include the option to prepay without a fee being paid by the contract holder.  As interest rates rise, the amount of interest-earning assets expected to reprice will likely decrease from estimated levels as borrowers and agency debt issuers will have less economic incentive to modify their cost of borrowings.  If interest rates were to increase 200 basis points, as of March 31, 2014, the Bank’s one-year gap is projected to be negative $(384.5) million, or (4.2)% of total assets, meaning more liabilities are anticipated to reprice than assets.  This compares to a negative one-year gap of $(355.5) million, or (3.9)% of total assets, if interest rates were to increase 200 basis points, as of December 31, 2013.  The change in the one-year gap amount in both the base case and +200 basis point scenarios between periods is primarily due to a decrease in anticipated cash flows in the Bank’s investment portfolio, caused by a decrease in the amount of callable investment securities with call options during the upcoming year.  This was somewhat offset by an anticipated increase in cash flows on fixed-rate mortgage related assets due to lower interest rates at March 31, 2014 compared to interest rates at December 31, 2013.  In addition, the Bank is projecting more liabilities to reprice over the next twelve months due to the timing of borrowings scheduled to mature compared to the previous quarter.  Any decrease in our net interest margin due to liabilities repricing to higher market interest rates will likely be partially offset by an increase in income on interest-earning assets as cash flows are reinvested at higher market interest rates.

Average Balance Sheets

The following tables present the average balances of our assets, liabilities and stockholders’ equity and the related annualized weighted average yields and rates on our interest-earning assets and interest-bearing liabilities for the periods indicated and the weighted average yield/rate on our interest-earning assets and interest-bearing liabilities at March 31, 2014.  Weighted average yields are derived by dividing annualized income by the average balance of the related assets and weighted average rates are derived by dividing annualized expense by the average balance of the related liabilities, for the periods shown.  Average outstanding balances are derived from average daily balances.  The weighted average yields and rates include amortization of fees, costs, premiums and discounts which are considered adjustments to yields/rates.  Weighted average yields on tax-exempt securities were not calculated on a fully taxable equivalent basis.

	At	For the Six Months Ended
	March 31, 2014	March 31, 2014				March 31, 2013
		Average	Interest			Average	Interest
	Yield/	Outstanding	Earned/	Yield/		Outstanding	Earned/	Yield/
	Rate	Balance	Paid	Rate		Balance	Paid	Rate
Assets:		(Dollars in thousands)
Interest-earning assets:
Loans receivable(1)	3.78%	$6,023,062	$114,065	3.79%		$5,653,923	$115,403	4.08%
MBS(2)	2.37	1,968,835	23,559	2.39		2,324,497	29,629	2.55
Investment securities(2)(3)	1.13	695,925	3,935	1.13		875,321	5,322	1.22
Capital stock of FHLB	3.96	129,685	2,425	3.75		131,662	2,233	3.40
Cash and cash equivalents	0.25	85,286	107	0.25		59,506	69	0.23
Total interest-earning assets(1)(2)	3.25	8,902,793	144,091	3.24		9,044,909	152,656	3.38
Other noninterest-earning assets		221,562				237,402
Total assets		$9,124,355				$9,282,311

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Checking	0.04	$662,600	127	0.04		$617,686	119	0.04
Savings	0.10	287,642	148	0.10		267,401	133	0.10
Money market	0.23	1,135,843	1,310	0.23		1,131,513	1,266	0.22
Retail certificates	1.23	2,219,493	13,671	1.24		2,264,723	16,302	1.44
Wholesale certificates	0.80	303,788	1,143	0.75		278,829	1,373	0.99
Total deposits	0.71	4,609,366	16,399	0.71		4,560,152	19,193	0.84
FHLB borrowings(4)	2.42	2,500,530	32,174	2.58		2,531,094	36,537	2.90
Repurchase agreements	3.43	320,000	5,546	3.43		360,192	6,976	3.83
Total borrowings	2.54	2,820,530	37,720	2.68		2,891,286	43,513	3.01
Total interest-bearing liabilities	1.39	7,429,896	54,119	1.46		7,451,438	62,706	1.68
Other noninterest-bearing liabilities		108,070				112,121
Stockholders’ equity		1,586,389				1,718,752
Total liabilities and stockholders’ equity		$9,124,355				$9,282,311

Net interest income(5)			$89,972				$89,950
Net interest rate spread(6)	1.86%			1.78%				1.70%
Net interest-earning assets		$1,472,897				$1,593,471
Net interest margin(7)				2.02				1.99
Ratio of interest-earning assets
to interest-bearing liabilities				1.20	x			1.21	x

Selected performance ratios:
Return on average assets (annualized)				0.82%				0.76%
Return on average equity (annualized)				4.73				4.11
Average equity to average assets				17.39				18.52
Operating expense ratio (annualized)(8)				0.98				1.03
Efficiency ratio(9)				44.09				47.17

	For the Three Months Ended
	March 31, 2014				December 31, 2013
	Average	Interest			Average	Interest
	Outstanding	Earned/	Yield/		Outstanding	Earned/	Yield/
	Balance	Paid	Rate		Balance	Paid	Rate
Assets:	(Dollars in thousands)
Interest-earning assets:
Loans receivable(1)	$6,045,516	$57,117	3.78%		$6,001,095	$56,948	3.79%
MBS(2)	1,942,336	11,597	2.39		1,994,759	11,962	2.40
Investment securities(2)(3)	662,266	1,869	1.13		728,853	2,066	1.13
Capital stock of FHLB	128,859	1,229	3.87		130,492	1,196	3.63
Cash and cash equivalents	71,652	45	0.25		98,624	62	0.25
Total interest-earning assets(1)(2)	8,850,629	71,857	3.25		8,953,823	72,234	3.23
Other noninterest-earning assets	222,552				220,628
Total assets	$9,073,181				$9,174,451

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
Checking	$674,447	63	0.04		$651,011	63	0.04
Savings	291,106	77	0.11		284,252	72	0.10
Money market	1,139,010	650	0.23		1,132,744	660	0.23
Retail certificates	2,217,967	6,699	1.22		2,220,986	6,972	1.25
Wholesale certificates	305,848	587	0.78		301,773	556	0.73
Total deposits	4,628,378	8,076	0.71		4,590,766	8,323	0.72
FHLB borrowings(4)	2,485,393	15,311	2.50		2,515,339	16,863	2.66
Repurchase agreements	320,000	2,743	3.43		320,000	2,803	3.43
Total borrowings	2,805,393	18,054	2.60		2,835,339	19,666	2.75
Total interest-bearing liabilities	7,433,771	26,130	1.42		7,426,105	27,989	1.49
Other noninterest-bearing liabilities	96,460				119,463
Stockholders’ equity	1,542,950				1,628,883
Total liabilities and stockholders’ equity	$9,073,181				$9,174,451

Net interest income(5)		$45,727				$44,245
Net interest rate spread(6)			1.83				1.74
Net interest-earning assets	$1,416,858				$1,527,718
Net interest margin(7)			2.07				1.98
Ratio of interest-earning assets
to interest-bearing liabilities			1.19	x			1.21	x

Selected performance ratios:
Return on average assets (annualized)			0.87%				0.78%
Return on average equity (annualized)			5.10				4.37
Average equity to average assets			17.01				17.75
Operating expense ratio (annualized)(8)			0.96				0.99
Efficiency ratio(9)			42.42				45.81

(1)

Calculated net of unearned loan fees, deferred costs, and undisbursed loan funds.  Loans that are 90 or more days delinquent are included in the loans receivable average balance with a yield of zero percent.  Balance includes mortgage loans receivable held-for-sale.

(2)	MBS and investment securities classified as AFS are stated at amortized cost, adjusted for unamortized purchase premiums or discounts.
(3)

The average balance of investment securities includes an average balance of nontaxable securities of $36.4 million and $44.0 million for the six months ended March 31, 2014 and 2013, respectively, and $36.4 million and $36.5 million for the quarters ended March 31, 2014 and December 31, 2013,  respectively.

(4)	The balance and rate of FHLB borrowings are stated net of deferred gains and deferred prepayment penalties.
(5)

Net interest income represents the difference between interest income earned on interest-earning assets such as mortgage loans, investment securities, and MBS, and interest paid on interest-bearing liabilities such as deposits, FHLB borrowings, and other borrowings.  Net interest income depends on the balance of interest-earning assets and interest-bearing liabilities, and the interest rates earned or paid on them.

(6)	Net interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(7)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(8)	The operating expense ratio represents annualized non-interest expense as a percentage of average assets.
(9)	The efficiency ratio represents non-interest expense as a percentage of the sum of net interest income (pre-provision for credit losses) and non-interest income.